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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549


                                      FORM 8-K
                                  Current Report

                          Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) September 4, 1998



                                 SCHLOTZSKY'S, INC.
               (Exact name of registrant as specified in its charter)






            TEXAS                        0-27008                74-2654208
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
 incorporation or organization)                           Identification Number)

                                203 Colorado Street
                                Austin, Texas 78701
                      (Address of principal executive offices)



                                   (512) 236-3600
                (Registrant's telephone number, including area code)

                                        N/A
           --------------------------------------------------------------
           (Former name or former address, if changed since last report.)


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ITEM 5.   OTHER EVENTS.


On September 4, 1998, Registrant issued the following press release:


          SCHLOTZSKY'S, INC. ANNOUNCES BUY BACK OF SHARES

          September 4, 1998, Austin, TX -- Schlotzsky's, Inc. (NASDAQ:
          BUNZ) today announced that its Board of Directors has approved the repurchase by the Company of up to 380,000 shares of its common stock (approximately 5% of its outstanding shares) in the open market or in negotiated private transactions. The decision to repurchase Company stock will be based on its availability and price and will be subject to the discretion of management.

          Schlotzsky's, Inc., founded in Austin, Texas, in 1971, is a franchisor of quick service restaurants featuring made to order sandwiches served on distinctive sourdough bread, along with pizzas, salads, and soups. The Company previously announced that as of June 30, 1998, there were 722 restaurants in the chain, operating in 38 states and 16 foreign countries.


On September 18, 1998, the Company acquired 10,000 shares in a block transaction pursuant to an unsolicited offer.

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                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         SCHLOTZSKY'S, INC.



                         By:  /s/ John C. Wooley
                              ------------------------------------
                              John C. Wooley, President
                              and Chief Executive Officer



                         By:  /s/ Monica Gill
                              ------------------------------------
                              Monica Gill
                              Chief Financial Officer



Austin, Texas
September 18, 1998


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